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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our reports dated November 1, 2000, accompanying the consolidated financial statements and schedule of Ciprico Inc. and subsidiaries which are incorporated by reference or included in their Annual Report on Form 10-K for the year ended September 30, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Ciprico Inc. and Subsidiaries on Forms S-8 (File No. 33-47840, File No. 33-78116, File No. 33-64999, File No. 33-65001, File No. 333-02931, File No.
333-02933, File No. 333-42841, File No. 333-42843 and File No. 333-42845).


/s/ GRANT THORNTON LLP


Minneapolis, Minnesota
November 1, 2000